UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2005

PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On May 9, 2005, the Company issued a press release announcing pricing of 300,000 additional depositary shares of its 7.20% Cumulative Preferred Stock, Series M. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)       Exhibits

            The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

            99.1    Press release dated May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 10, 2005
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 May 9, 2005
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. Announces Pricing of 300,000 Additional Depositary Shares of its 7.20% Cumulative Preferred Stock, Series M

GLENDALE, California — PS Business Parks, Inc. (AMEX: PSB) announced today that it has priced an additional 300,000 depositary shares, each representing 1/1,000 of a share of the Company’s 7.20% Cumulative Preferred Stock, Series M. Trading of the depositary shares on the AMEX commenced on May 9, 2005 under the symbol PSBPrM.

Morgan Stanley and Wachovia Securities acted as co-lead managers of the offering, with A.G. Edwards, Credit Suisse First Boston, RBC Capital Markets, Goldman, Sachs & Co., KeyBanc Capital Markets and Wells Fargo Securities acting as co-managers.

Copies of the final prospectus relating to the offering may be obtained by contacting Morgan Stanley & Co. Incorporated or Wachovia Capital Markets, LLC. Please send requests for prospectuses to Morgan Stanley & Co. Incorporated at prospectus@morganstanley.com or to Wachovia Capital Markets, LLC by fax at (704) 593-7311.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be a sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2005, PSB wholly owned approximately 17.9 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (5.2 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.3 million sq. ft.), Oregon (1.9 million sq. ft.), Virginia (2.8 million sq. ft.) and Maryland (1.2 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.